Exhibit 3.1

040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140311998-58
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/29/2014 9:55 AM
	Entity Number E0226642014-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Seguin Natural Hair Products Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Vcorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Oivi Launonen (Name) Route de la Foret (Street Address) Culles-les-Roches France (City) (State) F-71460 (Zip Code) 2) (Name) (Street Address) (City) (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Farah Moiso (Name) X [signature] (Incorporator Signature) 25 Robert Pitt Drive, Suite 204 (Address) Monsey (City) NY (State) 10952 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 4/29/2014 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 7-25-13